EXHIBIT 5.1

OPINION OF PAUL, HASTINGS, JANOFSKY & WALKER LLP

February 1, 2008

Monolithic Power Systems, Inc.

6409 Guadalupe Mines Road

San Jose, CA 95120

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are furnishing this opinion of counsel to Monolithic Power Systems, Inc., a Delaware corporation (the “Company”), for filing as Exhibit 5.1 to the Form S-8 Registration Statement (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company of up to 2,341,822 shares (the “Shares”) of its Common Stock, par value $0.001 per share (the “Common Stock”), reserved for issuance pursuant to the exercise of outstanding options granted under the Company’s 2004 Equity Incentive Plan and the 2004 Employee Stock Purchase Plan (together, the “Plans”).

We have examined the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records and other documents submitted to us and the conformity to original documents submitted to us as certified or photostatic copies.

Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that the Shares, when purchased and issued as described in the Registration Statement and in accordance with the Plans (including the receipt of the full purchase price therefor), will be legally and validly issued, fully paid and nonassessable.

We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law, as in effect as of the date hereof.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion of counsel as an exhibit or otherwise.

Very truly yours,
PAUL, HASTINGS, JANOFSKY & WALKER LLP

/s/ Paul, Hastings, Janofsky & Walker LLP